                                                                   EXHIBIT 10.2


[LOGO WESTPOINT STEVENS INC.] WESTPOINT STEVENS INC.
                              INTEROFFICE COMMUNICATION


DATE:    February 18, 2002

FROM:    Holcombe Green.

TO:      Dupuy Sears

SUBJECT:


This letter will confirm and document that for valuable consideration, including without limitation the agreements and covenants herein contained and my continued employment with the Company, my employment agreement with the Company dated July 1, 2000 (the "Agreement") is amended. As mutually agreed, after allowing for changes in my housing arrangements in New York City and after including the appropriate annual review adjustment, effective January 1, 2002, my base salary shall be at the annual rate of $825,000. My base salary shall continue to be subject to later review by the Board or Compensation Committee thereof as provided in the Agreement.

It is further agreed that the terms of the Aircraft Use Policy (the "Policy") which we recently adopted for the Company are incorporated into the Agreement by this reference and personal use of Company aircraft as allowed under the Agreement shall be in accordance with and subject to the Policy.

It has been my pleasure to work with you in documenting our understanding regarding the amendment to the Agreement. Except as hereby specifically amended, all terms and conditions of the Agreement remain in effect.


                                    Very truly yours,

                                    /s/ HTG Jr.
                                    -------------------------------------------


Agreed to by WestPoint Stevens Inc.


/s/ Lester D. Sears
------------------------------------